EXHIBIT 99.1


PRESS RELEASE



                           JEFFERSON BANCSHARES, INC.
                      TO INITIATE STOCK REPURCHASE PROGRAM

         July 30, 2004, Morristown, TN. Jefferson Bancshares, Inc. (Nasdaq:
JFBI) today announced that the Company's board of directors has approved the repurchase of up to 838,552 shares, or 10% of the Company's outstanding common stock. Repurchases, which will be conducted through open market purchases or privately negotiated transactions, will be made from time to time depending on market conditions and other factors. Repurchased shares will be held in treasury and will be available for the Company's benefit plans.

         Jefferson Bancshares, Inc. is the holding company for Jefferson Federal Bank, a federally chartered stock thrift institution headquartered in Morristown, Tennessee. Jefferson Federal is a community oriented financial institution offering traditional financial services within its local communities through its main office and two drive through facilities in Morristown. More information about Jefferson Bancshares and Jefferson Federal Bank can be found at its website: www.jeffersonfederal.com.
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Contact:
Anderson L. Smith, 423-586-8421
Jane P. Hutton, 423-586-8421